Exhibit 23.1

Consent of Independent Public Accounting Firm

The Board of Directors

Cantel Medical Corp.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-123037, 333-113277, 333-57232, 333-20819 and 333-04495) of our report dated July 25, 2005 relating to our audit of the April 30, 2005, 2004 and 2003 financial statements of Crosstex International, Inc. which are included in this Current Report on Form 8-K/A of Cantel Medical Corp.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
New York, New York
October 14, 2005